Lattice Semiconductor Corporation
Conflict Minerals Report

This Conflict Minerals Report is presented to comply with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 for the year ended December 31, 2013. Any terms used and not otherwise defined herein shall have the meaning provided in Rule 13p-1 or the 1934 Act Release No. 34-67716.

Lattice Semiconductor Corporation (“Lattice,” “we,” or “our”) designs, develops and markets programmable logic solutions. Based on our internal assessment, our semiconductor devices, evaluation boards, and development hardware that we contract to manufacture contain conflict minerals that are necessary to their functionality (the “Applicable 3TG Products”). Lattice desires to have its products free from conflict minerals from the Covered Countries that finance or benefit armed groups. In order to achieve this desire and to comply with reporting requirements, we established processes designed to determine the source and chain of custody of conflict minerals in our Applicable 3TG Products. Consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013), and related Supplements on Gold, Tin, Tantalum and Tungsten (collectively the “OECD Framework”), we structured our internal processes to support supply chain due diligence by participating in industry-driven programs, strengthened our engagement with suppliers, and adopted a Conflict Minerals Sourcing Policy, which is available at http://ir.latticesemi.com under the heading “Corporate Governance.” A summary of our due diligence is provided below.

Diligence on Source and Chain of Custody

As required by Rule 13p-1, we conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether any conflict minerals in our Applicable 3TG Products originated in the Democratic Republic of Congo or an adjoining country (the “Covered Countries”). Because we are at least several levels removed from the mining, refining and smelting of conflict minerals, our diligence measures can only provide a reasonable assurance regarding the source and chain of custody of conflict minerals in our supply chain. Consequently, we rely upon certifications from our supply chain concerning the use and source of conflict minerals in our Applicable 3TG Products.

In order to identify and assess risks in our supply chain, we followed industry standards by requesting all suppliers to identify the processing facilities and other data related to conflict minerals in the Applicable 3TG Products using the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Conflict Minerals Reporting Template (the “Template”). If a supplier did not respond or provided an insufficient response, we engaged in further discussions with that supplier until we received the requested information. Where we did not receive a response from a supplier after multiple inquiries, we moved to disengage that supplier. Over 99% of our revenues in 2013 originated from our semiconductor devices, and 100% of the suppliers of materials used in our semiconductor devices responded to our request and provided information required by the Template. In order to determine the source and chain of custody of the conflict minerals, we compiled and analyzed the reporting results, attempted to confirm reported results where appropriate, identified smelters certified by internationally-recognized industry validation schemes, such as the Conflict Free Sourcing Initiative (CFSI) Conflict-Free Smelter Program (“CFSP”), and identified other possible risks in our supply chain. We then designed and implemented a risk management plan to mitigate those risks, which included adopting a Conflict Minerals Sourcing Policy, incorporating contractual obligations relating to conflict minerals in all relevant new or renewed supplier contracts, and participating in industry organizations that encourage third party audits of smelters and refiners due diligence practices.

Due Diligence Results

As a result of our due diligence, we collected 135 names of smelters and refiners from our supply chain. Of those, 119 are identified by CFSI as known smelters and refineries, and 56 are certified by CFSP to be conflict free as of April 25, 2014. We reviewed the remaining processing facilities against publicly available information to determine with the greatest possible specificity the source of the conflict minerals. If there was any reason to believe the processing facilities obtained conflict minerals from Covered Countries, we performed additional due diligence to determine if they directly or indirectly financed or benefited armed groups in the Covered Countries. On the basis of our due diligence with the information we received, we found no information indicating any of the processing facilities benefited an armed group in the Covered Countries. Despite our due diligence, we have concluded that our supply chain remains “DRC conflict undeterminable” because we do not have sufficient information to determine the source and chain of custody of all the conflict minerals in our Applicable 3TG Products.

The conflict minerals contained in our Applicable 3TG Products, to the extent known, are believed to have been sourced from the following countries: Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Germany, Hong Kong, Indonesia, Japan, Kazakhstan, Republic of Korea, Malaysia, Mexico, Peru, Russian Federation, Switzerland, Taiwan, Thailand, United States of America, and Uzbekistan.

Below are the facilities which, to the extent known, processed the conflict minerals contained in our Applicable 3TG Products:

Metal	Facility
Gold	AGR Matthey
Gold	Aida Chemical Industries Co. Ltd.
Gold	Allgemeine Gold-und Silberscheideanstalt AG
Gold	Argor-Heraeus SA
Gold	Asahi Pretec Corporation
Gold	Asaka Riken Co. Ltd.
Gold	BHP Billiton
Gold	Caridad
Gold	Chugai Mining
Gold	Codelco
Gold	Daejin Industrial Co. Ltd.
Gold	Do Sung Corporation
Gold	Dowa
Gold	Glencore Canada
Gold	Heraeus Ltd. Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hwasung CJ Co. Ltd.
Gold	Ishifuku Metal Industry Co. Ltd.
Gold	Johnson Matthey Inc.
Gold	JX Nippon Mining & Metals Co. Ltd.
Gold	Kojima Chemicals Co. Ltd.
Gold	Korea Metal Co. Ltd.
Gold	LS-Nikko Copper Inc.
Gold	Malaysian Electronics Materials Sdn. Bhd.
Gold	Materion
Gold	Matsuda Sangyo Co. Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies SA
Gold	Metalor USA Refining Corporation
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co. Ltd.
Gold	Navoi Mining and Metallurgical Combinat
Gold	Nihon Material Co. Ltd.
Gold	Nittetsu Mining Co. Ltd.
Gold	Ohio Precious Metals, LLC
Gold	Pan Pacific Copper Co. Ltd.

Gold	Royal Canadian Mint
Gold	SAMWON METALS Corp.
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd.
Gold	Shenzhen FuJun Material Technology Co. Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	Sumitomo Metal Mining Co. Ltd.
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Great Wall Gold and Silver Refinery of China
Gold	The Refinery of Shandong Gold Mining Co. Ltd.
Gold	Tokuriki Honten Co. Ltd.
Gold	Torecom
Gold	Western Australian Mint trading as The Perth Mint
Gold	Yokohama Metal Co. Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corp.
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Global Advanced Metals
Tantalum	H.C. Starck Group
Tantalum	JiuJiang JinXin Nonferrous Metals Co. Ltd.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co. Ltd.
Tantalum	Solikamsk Magnesium Works
Tantalum	Ulba
Tantalum	Zhuzhou Cement Carbide
Tin	Cookson
Tin	Cooper Santa
Tin	CV Duta Putra Bangka
Tin	CV JusTindo
Tin	CV Makmur Jaya
Tin	CV Nurjanah
Tin	CV Serumpun Sebalai
Tin	CV United Smelting
Tin	EM Vinto
Tin	Geiju Non-Ferrous Metal Processing Co. Ltd.
Tin	Gejiu Zi-Li
Tin	Gold Bell Group
Tin	Jiangxi Nanshan
Tin	Liuzhou China Tin
Tin	Malaysia Smelting Corp
Tin	Metallo Chimique
Tin	Mineração Taboca SA
Tin	Minmetals Ganzhou Tin Co. Ltd.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Novosibirsk Integrated Tin Works
Tin	Novosibirsk Refinery
Tin	OMSA
Tin	PT Alam Lestari Kencana
Tin	PT Artha Cipta Langgeng
Tin	PT Babel Inti Perkasa

Tin	PT Babel Surya Alam Lestari
Tin	PT Bangka Kudai Tin
Tin	PT Bangka Putra Karya
Tin	PT Bangka Timah Utama Sejahtera
Tin	PT Belitung Industri Sejahtera
Tin	PT BilliTin Makmur Lestari
Tin	PT Bukit Timah
Tin	PT Eunindo Usaha Mandiri
Tin	PT Fang Di MulTindo
Tin	PT HP Metals Indonesia
Tin	PT Koba Tin
Tin	PT Mitra Stania Prima
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sumber Jaya Indah
Tin	PT Tambang Timah
Tin	PT Timah
Tin	PT Timah Nusantara
Tin	PT Tinindo Inter Nusa
Tin	PT Yinchendo Mining Industry
Tin	Shenzhen City Thai Industrial Co. Ltd.
Tin	Thaisarco
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co. Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. Corp.
Tungsten	ATI Tungsten Materials
Tungsten	Chaozhou Xianglu Tungsten Industry Co. Ltd.
Tungsten	China Minmetals Nonferrous Metals Co. Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co. Ltd.
Tungsten	Ganzhou Grand Sea W & Mo Group Co. Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co. Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co. Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	H.C. Starck Group
Tungsten	Hunan Chunchang Non-ferrous Metals Co. Ltd.
Tungsten	Jiangxi Rare Earth & Rare Metals Tungsten Group Corp.
Tungsten	Jiangxi Tungsten Industry Group Co. Ltd.
Tungsten	Kanto Denka Kogyo Co. Ltd.
Tungsten	Nanchang Cemented Carbide Limited Liability Company
Tungsten	Ningxia Orient Tantalum Industry Co. Ltd.
Tungsten	Plansee
Tungsten	Sumitomo Metal Mining Co. Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Wolfram Company CJSC
Tungsten	Xiamen Honglu Tungsten Molybdenum Industry Co. Ltd.
Tungsten	Xiamen Tungsten Co. Ltd.
Tungsten	ZhuZho Cemented Carbide Group Co. Ltd.

Future Diligence Efforts

During the reporting period for the calendar year ending December 31, 2014, we continue to engage in the RCOI and due diligence activities described in this report for all applicable products. In order to attain a conflict free supply chain, we intend to further engage directly or indirectly with the smelters or refiners in our supply chain to receive complete and accurate information. Because we are a downstream company, we plan to participate in and support industry organizations that encourage third party audits of smelters and refiners due diligence practices.

This Conflict Minerals Report has not been subject to an independent private sector audit as allowed under a temporary exception in Rule 13p-1.